UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2020

TREX COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14649	54-1910453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia	22603-8605
(Address of Principal Executive Offices)	(ZIP Code)

(540) 542-6300

Registrant’s telephone number, including area code

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	TREX	New York Stock Exchange LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Dennis Schemm as Vice President and Chief Financial Officer

Effective April 20, 2020, the Board of Directors of Trex Company, Inc. (the Company) appointed Dennis Schemm to serve as the Company’s Vice President and Chief Financial Officer. Mr. Schemm will also serve as the principal financial and principal accounting officer of the Company and will be a named executive officer for purposes of our financial filings and public reporting. As the Vice President and Chief Financial Officer, Mr. Schemm will be responsible for overseeing all aspects of the Company’s financial and accounting functions and oversee these functions for the Company’s wholly owned subsidiary.

Prior to joining the Company and since May 2015, Mr. Schemm was the Senior Vice President and Chief Financial Officer of Continental Building Products. Between May 2013 and April 2015, Mr. Schemm was the Vice President, Global Finance, of Armstrong Flooring, Inc.; between April 2011 and May 2013, he was employed by Danaher Corporation and most recently as Global Finance Director; and between June 1996 and April 2011, he was employed by Monsanto Company, most recently as Finance Director, US Traits and Seeds. Mr. Schemm received a BS degree in accounting and computer science from Pennsylvania State University and an MBA degree from Carnegie Mellon University.

Base Salary Compensation, Cash Incentive and Term Equity Incentives

Mr. Schemm will receive an annual base salary of $360,000, which will be prorated for 2020, and will be a participant in the Company’s Annual Cash Incentive Compensation Program and Long-Term Equity Incentive Compensation Program, as further described in the Company’s Proxy Statement filed March 17, 2020. Mr. Schemm’s target award under the Annual Cash Incentive Compensation Program will be 60% of his annual base salary, and his target award under the Long-Term Equity Incentive Compensation Program will be 120% of his annual base salary. In addition, Mr. Schemm will receive on April 20, 2020 an equity grant valued at $400,000, comprised of 50% performance-based restricted stock units, 35% time-based restricted stock units and 15% stock appreciation rights, each vesting ratably over a 3-year period (with vesting occurring each February). Mr. Schemm’s first vesting date will be February 2021, at which one third of the total award will vest.

Additional Compensation

Mr. Schemm received a $50,000 cash signing bonus, which shall be repayable to the Company if the Company terminates Mr. Schemm’s employment with cause or Mr. Schemm elects to resign without good reason (as such defined terms are disclosed below), within 1 year after execution of the Severance Agreement. Mr. Schemm will also receive certain perquisites including but not limited to include 401K contributions, a monthly company car allowance, and life insurance premiums.

Change in Control Severance Agreement

Mr. Schemm has entered into a change-in-control severance agreement with the Company dated April 20, 2020 (the CIC Agreement). Under this CIC Agreement, if within the period beginning 90 days before and ending two years after a change in control of the Company (as defined in the CIC Agreement), Mr. Schemm’s employment is terminated by the Company (other than for cause or by reason of death or disability) or if he terminates his employment for “good reason,” Mr. Schemm will be entitled to receive severance benefits as detailed below:

•	a lump-sum cash payment equal to the sum of (1) his accrued base salary and accrued vacation pay plus (2) if not previously paid, his annual cash incentive earned for the preceding fiscal year plus (3) his targeted annual cash incentive for the year in which the severance occurs, pro-rated based upon the number of days he was employed during such year;

•	a lump sum severance payment of 1.5 times (1) his annual base salary (in effect immediately prior to the change in control or termination, whichever is greater), plus (2) the greater of (a) his target annual cash incentive for the year immediately prior to the year in which the change of control occurs, (b) his target annual cash incentive for the year of termination of employment, or (c) his actual annual cash incentive for the last fiscal year immediately prior to termination of employment;

•	continuation of group health and dental insurance, and group life insurance, on the same terms and conditions as though he had remained an active employee, for the longer of 18 months or until coverage is obtained from a new employer.

Notwithstanding the foregoing, the CIC Agreement provides that, to the extent necessary to avoid imposition of the excise tax under Section 4999 of the Internal Revenue Code in connection with a change in control, the amounts payable or benefits to be provided to Mr. Schemm shall be reduced such that the reduction of compensation to be provided to Mr. Schemm is minimized. In applying this principle, the reduction shall be made in a manner consistent with the requirements of Section 409A of the Internal Revenue Code, and where two economically equivalent amounts are subject to reduction but payable at different times, such amounts shall be reduced on a pro rata basis (but not below zero).

If a change of control occurs during the term of the CIC Agreement, all unvested outstanding long-term incentive awards, including, but not limited to, stock options, stock appreciation rights, restricted shares, and performance shares (at the 100% targeted payment level) (whether or not there is a loss of employment) will become fully vested.

A change in control is generally defined as (1) the acquisition by any person or entity of 35% of the Company’s outstanding stock, (2) a merger where the stockholders of the Company immediately prior to the merger would not own at least 50% of the outstanding stock of the Company after such merger, (3) a sale of all or substantially all of the assets of the Company, or (4) during any two-year period, the directors in office at the beginning of such period ceasing to be a majority of the board, unless the nomination of each new director during such period was approved by at least two-thirds of the directors in office at the beginning of such period.

For purpose of this agreement, “cause” and “good reason” are defined as follows:

•	“Cause” includes events specified in the change-in-control severance agreement, including Mr. Schemm’s willful or grossly negligent misconduct that is materially injurious to the Company, embezzlement or misappropriation of funds or property of the Company, conviction of a felony or any crime involving fraud, dishonesty, moral turpitude or breach of trust, or willful failure or refusal to devote full business time and attention to the performance of duties.

•	“Good reason” includes events specified in the change-in-control severance agreement, including a material and adverse change in Mr. Schemm’s status or position with the Company, a 10% or greater reduction in his aggregate base salary and targeted annual incentive other than as part of general reduction in executive compensation, the failure by the Company or any successor to continue in effect any employee benefit plan in which he is participating other than as a result of normal expiration of such plan in accordance with its terms, or the relocation of his office more than 50 miles from the current office and further than his then-current residence.

Severance Agreement

Mr. Schemm has also entered into a severance agreement with the Company dated April 20, 2020 (the Severance Agreement) providing for the payment of severance compensation and benefits to him if the Company terminates his employment without “cause” or if he resigns for “good reason.” For this purpose, “cause” and “good reason” are defined in the same manner as in the CIC Agreement discussed above. Upon such a termination, Mr. Schemm will be entitled to receive the following:

•	a lump-sum cash payment equal to the sum of (1) his accrued base salary and accrued vacation pay plus (2) if not previously paid, his annual cash incentive earned for the preceding fiscal year;

•	a lump-sum cash payment equal to 1 times the sum of (1) his base salary then in effect, plus (2) an amount equal to the greater of (a) his targeted annual cash incentive for the year immediately prior to the year in which his employment terminates, or (b) his actual annual cash incentive earned for the preceding year;

•	continued health and dental plan benefits on the same terms and conditions as though he had remained an active employee (or payment of the necessary amount to obtain equivalent coverage if Company coverage is not possible), for the shorter of 12 months or until equivalent coverage is obtained from a new employer; and

•	accelerated vesting of all outstanding long-term incentive awards, including stock options, stock appreciation rights, restricted shares and performance shares (at the targeted payment level), with any stock options or stock appreciation rights being exercisable for a period ending on the earlier of 90 days after termination of employment or the expiration of the term of such grant.

If Mr. Schemm’s employment is terminated during a change-in-control protection period (which begins 90 days before a change-in-control occurs and ends 2 years thereafter), under his CIC Agreement described above, he will be entitled to receive the severance payments specified under that CIC Agreement instead of the foregoing payments under his Severance Agreement.

Mr. Schemm is not entitled to any additional severance payments or benefits under his Severance Agreement if his employment is terminated by the Company for cause, by him without good reason, or if it terminates due to his death or disability.

The term of the severance agreement ends on August 23, 2023.

The foregoing description of Mr. Schemm’s CIC Agreement and Severance Agreement with the Company is qualified in its entirety by reference to the form of Amendment and Restatement of Change in Control Severance Agreement between Trex Company, Inc. and Officers other than the Chief Executive Officer filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on August 9, 2011 and the form of Severance Agreement between Trex Company, Inc. and executive officers other than the Chairman, President and Chief Executive Officer, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ending on March 31, 2015 filed on May 8, 2015, respectively. Except as detailed herein, Mr. Schemm’s CIC Agreement and Severance Agreement are similar in all material respects to the form of Amendment and Restatement of Change in Control Severance Agreement between Trex Company, Inc. and Officers other than the Chief Executive Officer and the form of Severance Agreement between Trex Company, Inc. and executive officers other than the Chairman, President and Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: April 20, 2020	/s/ Bryan H. Fairbanks
Bryan H. Fairbanks
Executive Vice President and
Chief Financial Officer